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                                                                  EXHIBIT 3.1.45

                              AMENDED AND RESTATED

                          ARTICLES OF INCORPORATION OF

                          INTERWORKS COMPUTER PRODUCTS

         Walter Boileau and Michael Sullivan certify that:

         (i) They are the Vice President, Treasurer and Secretary of Interworks Computer Products, a California corporation (the "Corporation").

         (ii) The Articles of Incorporation of the Corporation are hereby amended and restated in full to read in their entirety as set forth in EXHIBIT A attached hereto and incorporated by reference as if fully set forth herein.

         (iii) Said Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of this Corporation.

         (iv) Said Amended and Restated Articles of Incorporation have been duly approved by the required vote of the shareholders of the Corporation entitled to vote in accordance with the Articles of Incorporation of this Corporation and Sections 902 and 903 of the California Corporations Code. The total number of shares entitled to vote with respect to the foregoing Amended and Restated Articles of Incorporation was 1,000 shares of Common Stock. The number of shares voting in favor of the Amended and Restated Articles of Incorporation equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

         The undersigned declare under penalty of perjury that the matters set forth in this certificate are true and correct of their own knowledge.

Date: December 17, 2002                    /s/ Walter Boileau
San Jose, California                       -------------------------------------
                                           Walter Boileau
                                           Vice President, Treasurer

                                           /s/ Michael Sullivan
                                           -------------------------------------
                                           Michael Sullivan
                                           Secretary

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                                    EXHIBIT A

                                    ARTICLE I

         The name of the corporation is Interworks Computer Products.

                                   ARTICLE II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

         The corporation is authorized to issue one class of stock to be designated "Common Stock" The total number of shares of Common Stock the corporation shall have authority to issue is One Thousand (1,000).

                                   ARTICLE IV

         1. Limitation of Directors' Liability. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         2. Indemnification of Corporate Agents. This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Sectio 204 of the California Corporations Code with respect to actions for breach of duty to this Corporation and its shareholders.

         3. Repeal or Modification. Any amendment, repeal or modification of the foregoing provisions of this Article IV shall not adversely affect any right of indemnification or limitation of liability of an agent of this Corporation relating to acts or omissions occurring prior to such amendment, repeal or modification.